                                                                     EXHIBIT 4.2


                          REGISTRATION RIGHTS AGREEMENT


          THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made
                                                    ---------
as of the 16th day of October, 1998, by and between ODETICS ITS, INC., a California corporation (the "Company"), and the Common Stock investors listed
                             -------
on the signature page hereto, each of whom is herein referred to collectively as an "Investor" or the "Investors."
    --------          ---------

                                    RECITALS
                                    --------

          WHEREAS, the Company, the Investors, Meyer, Mohaddes Associates, Inc. and Odetics, Inc. are parties to that certain Agreement and Plan of Reorganization dated October 16, 1998 (the "Merger Agreement"); and
                                            ----------------

          WHEREAS, the Merger Agreement grants the Investors registration rights with respect to shares of the Company's Common Stock issuable to the Investors under the terms of the Merger Agreement.

          NOW, THEREFORE, the parties hereby agree as follows:


1.   Registration Rights.
     -------------------

     The Company covenants and agrees as follows:

     1.1  Definitions. For purposes of this Section 1:
          -----------

          (a)  The term "Act" means the Securities Act of 1933, as amended.
                         ---

          (b)  The term "Form S-3" means such form under the Act as in effect on
                         --------
the date hereof or any registration form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          (c)  The term "Holder" means any person owning or having the right to
                         ------
acquire Registrable Securities or any assignee thereof in accordance with
Section 1.11 hereof.

          (d)  The term "1934 Act" shall mean the Securities Exchange Act of
                         --------
1934, as amended.

          (e)  The terms "register," "registered" and "registration" refer to a
                          --------    ----------       ------------
registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

          (f)  The term "Registrable Securities" means the Common Stock issuable
                         ----------------------
or issued to the Investors in accordance with the Merger Agreement and any shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned.

          (g)  The number of shares of "Registrable Securities then outstanding"
                                        ---------------------------------------
shall be determined by the number of shares of Common Stock outstanding which are held by the Holders and are Registrable Securities.

          (h)  The term "SEC" shall mean the Securities and Exchange Commission.
                         ---

     1.2  Company Registration.  If (but without any obligation to do so) the
          --------------------
Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities or a registration in which the only Common Stock being registered Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after the Company provides such notice in accordance with Section 2.5, the Company shall, subject to the provisions of
Section 1.6, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered. Notwithstanding anything to the contrary in this Agreement, in the Company's initial public offering of its Common Stock pursuant to a registration statement filed with the SEC pursuant to the Act, the Company shall include in such underwritten offering at least 15.6% of the Registrable Securities that are issued to each Investor under Section 1.6(a) of the Merger Agreement. The Company shall use its best efforts to complete its initial public offering as soon as practicable following the Effective Time as defined in the Merger Agreement, provided that such offering is on terms acceptable to Odetics, Inc., in its sole discretion.

     1.3  Furnish Information.  It shall be a condition precedent to the
          -------------------
obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

     1.4  Expenses of Company Registration.  The Company shall bear and pay
          --------------------------------
all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.2 for each Holder (which right may be assigned as provided in Section 1.10), including (without limitation) all registration, filing and qualification

                                       2.

fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of counsel for the Company in its capacity as counsel to the Company and the selling Holders hereunder; if Company counsel does not make itself available for this purpose, the Company will pay the reasonable fees and disbursements of counsel for the Company and one counsel for the selling Holders selected by such selling Holders, but excluding underwriting discounts and commissions relating to Registrable Securities.

     1.5  Obligations of the Company.  Whenever required under this Section 1
          --------------------------
to effect the registration of any Registrable Securities, the Company shall, at its expense, as expeditiously as reasonably possible:

          (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to sixty (60) days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that (i) such 60-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 60-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which
(i) includes any prospectus required by Section 10(a)(3) of the Act or (ii) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (i) and (ii) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement.

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, or any amendments or supplements to the prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in

                                       3.

connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

          (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

          (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

          (i) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

     1.6  Underwriting Requirements.  In connection with any offering involving
          -------------------------
an underwriting of shares of the Company's capital stock (including an initial public offering), the Company shall not be required under Section 1.2 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then, except for an initial public offering as provided in Section 1.2, only in such quantity as the underwriters determine in their sole discretion will not, jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable

                                       4.

Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the Underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will jeopardize the not success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders). For purposes of the preceding parenthetical concerning apportionment, for any selling shareholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and shareholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling shareholder," and any pro rata reduction with respect to such "selling shareholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling shareholder," as defined in this sentence.

     1.7  Delay of Registration.  No Holder shall have any right to obtain or
          ---------------------
seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

          1.8  Indemnification.  In the event any Registrable Securities are
               ---------------
included in a registration statement under this Section 1:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act or the 1934 Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a "Violation"): (i) any untrue
                                             ----------
statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation

                                       5.

which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

          (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act or the 1934 Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 1.8(b), in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 1.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this Section 1.8(b) exceed the gross proceeds from the offering received by such Holder.

          (c)  Promptly after receipt by an indemnified party under this Section
1.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this
Section 1.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.8.

          (d) If the indemnification provided for in this Section 1.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such

                                       6.

proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

          (f) The obligations of the Company and Holders under this Section 1.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1 and otherwise.

     1.9  Reports Under Securities Exchange Act of 1934.  With a view to
          ---------------------------------------------
making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed with the SEC under the Act by the Company for the offering of its securities to the general public;

          (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

          (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

         1.10  Assignment of Registration Rights.  The rights to cause the
               ---------------------------------
Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities, provided: (a) the Company

                                       7.

is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of
Section 1.11 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

     1.11 "Market Stand-Off" Agreement. Each Investor hereby agrees that, during
           ---------------------------
the period of duration specified by the Company and an underwriter of the Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that:

          (a) all officers and directors of the Company and all holders of more than five percent of the Company's Common Stock then outstanding enter into similar agreements; and

          (b) such market stand-off time period shall not exceed one hundred eighty (180) days.

          In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to the Registrable Securities of each Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

          Notwithstanding the foregoing, the obligations described in this
Section 1.11 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to an SEC Rule 145 transaction on Form S-14 or Form S-15 or similar forms which may be promulgated in the future.

     1.12 Termination of Registration Rights. No Holder shall be entitled to
          ----------------------------------
exercise any right provided for in this Section 1 upon the expiration of four
(4) years following the date any Registrable Securities are first issued to the Investors pursuant to the Merger Agreement. Notwithstanding the foregoing, no Holder shall be entitled to exercise any rights hereunder with respect to any Registrable Securities that such Holder can sell pursuant to Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration.

2.   Miscellaneous.
     -------------

     2.1  Successors and Assigns. Except as otherwise provided herein, the
          ----------------------
terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective

                                       8.

successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     2.2  Governing Law.  This Agreement shall be governed by and construed and
          -------------
enforced in accordance with the laws of the State of California without giving effect to the principles of conflicts of law thereof.

     2.3  Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     2.4  Titles and Subtitles.  The titles and subtitles used in this Agreement
          --------------------
are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     2.5  Notices.  Unless otherwise expressly provided herein, all notices,
          -------
requests, demands, instructions, documents and other communications to be given hereunder by either party to the other shall be in writing, shall be sent to the address/fax number set forth below (provided that any party may at any time change its address for notice or other such information by giving written notice thereof in accordance with this Section), and shall be deemed to be duly given upon the earliest of (i) hand delivery, (ii) the first business day after sending by reputable overnight delivery service for next-day delivery, (iii) the third business day after sending by first class United States mail, properly addressed, postage prepaid, certified or registered, (iv) the time of successful facsimile transmission (or in the event the time of receipt of the fax in the city where the fax is received is not during regular business hours on a business day, then at the customary hour for the opening of business on the next business day), but in either case only if a complete copy is also sent by first class United States mail (postage prepaid) on the same day as facsimile transmission or on the next business day, or (v) the date actually received by the other party. All notices shall be properly addressed to the parties at the addresses set forth in the signature pages hereto. Any party may change its address or fax number for the purposes of this paragraph by giving notice of the new address to each of the other parties hereto in the manner set forth above. Rejection or other refusal to accept, or the inability to deliver because of a changed address of which no notice was given, shall not affect the date of such notice sent in accordance with this Section.

     2.6  Expenses.  If any action at law or in equity is necessary to enforce
          --------
or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     2.7  Amendments and Waivers.  Any term of this Agreement may be amended and
          ----------------------
the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or

                                       9.

waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

     2.8  Severability.  If one or more provisions of this Agreement are held to
          ------------
be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     2.9  Aggregation of Stock.  All shares of Registrable Securities held or
          --------------------
acquired by Holder or any of Holder's affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

     2.10 Entire Agreement; Amendment; Waiver.  This Agreement constitutes the
          -----------------------------------
full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

     2.11 Disputes.  If the parties are unable, after good faith negotiations,
          --------
which each hereby covenants to undertake, to resolve any dispute arising between them within fifteen (15) days after notice is given of such dispute, then the dispute will be referred to arbitration (which the parties agree is the exclusive means of resolving any such dispute) before one (1) arbitrator in Orange County, California, or any other place mutually agreed upon by the parties hereto, in accordance with the applicable rules then in effect of the Judicial Arbitration and Mediation Service (the "JAMS Rules") (or any other form
                                                 ----------
of arbitration mutually acceptable to the parties). Such arbitrator shall be selected by the mutual agreement of the Company and Abbas Mohaddes, as the representative of the Holders, or if no mutual agreement can be reached within ten (10) days after the termination of the fifteen day period referenced above, then such arbitrator shall be appointed by the arbitration service. The civil discovery statutes of the State of California shall apply to such arbitration. The determination made in accordance with the rules of JAMS (or such other form of arbitration as the parties may mutually agree) shall be delivered in writing to the parties hereto and shall be final, binding and conclusive on the parties hereto, and the amount of the claim, if any, determined to exist shall be a valid claim and no further remedy shall be available to either party with respect to such dispute and judgment may be entered upon such decision in accordance with applicable law in any court having jurisdiction thereof. The arbitration award shall include (i) a provision that the prevailing party in such arbitration recover its costs relating to the arbitration and reasonable attorneys' fees from the other party, (ii) the amount of such costs and fees, and (iii) an order that the losing party pay the fees and expenses of the arbitrator.

     2.12 No Conflicts.  The Company hereby represents and warrants that the
          ------------
Company's obligations under this Agreement are not in conflict with its obligations under any other agreement the Company has entered into with any other party. The Company further represents and warrants that it will not enter into any agreement or otherwise provide any third party rights which conflict with the Company's obligation to register 15.6% of each Investor's Registrable

                                      10.

Securities in an initial public offering of Company's Common Stock as provided in Section 1.2 of this Agreement.

          2.13  Further Assurances. Each of the parties hereto shall, following
                ------------------
the date of this Agreement, and without charge to the other, take such additional actions and execute, deliver and file such additional instruments as may be reasonably requested by the other parties hereto that are necessary or appropriate to give effect to the transactions contemplated by this Agreement.

                                      11.

             [SIGNATURE PAGE TO ITS REGISTRATION RIGHTS AGREEMENT]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:                           ODETICS ITS, INC.


                                   By:  /s/ Jack Johnson
                                        ---------------------------------------
                                        Jack Johnson,
                                        Chief Executive Officer and President

                                   Address:   1515 South Manchester Avenue
                                              Anaheim, California 92802

                                   Telephone: _________________________________
                                   Facsimile: _________________________________


INVESTORS:                         /s/ Michael P. Meyer
                                   --------------------------------------------
                                   MICHAEL P. MEYER


                                   Address:   2525 Outpost Dr.
                                              ---------------------------------
                                              Los Angeles, CA 90068
                                              ---------------------------------

                                   Telephone: 213-878-2525
                                              ---------------------------------
                                   Facsimile: 213-878-2569
                                              ---------------------------------

                                   /s/ Abbas Mohaddes
                                   --------------------------------------------
                                   ABBAS MOHADDES

                                   Address:   3432 Seaglen Dr.
                                              ---------------------------------
                                              R.P.V., Ca. 90275
                                              ---------------------------------

                                   Telephone: 310-544-5056
                                              ---------------------------------
                                   Facsimile: 310-544-3356
                                              ---------------------------------

                                      12.

             [SIGNATURE PAGE TO ITS REGISTRATION RIGHTS AGREEMENT]




                              /s/ Viggen Davidian
                              ------------------------------------
                              VIGGEN DAVIDIAN


                              Address:   19714 Eagle Ridge LN
                                         -------------------------
                                         Northridge, CA 91326
                                         -------------------------

                              Telephone: (818) 363-8195
                                         -------------------------
                              Facsimile: _________________________



                              /s/ Gary Hamrick
                              ------------------------------------
                              GARY HAMRICK

                              Address:   47 La Linda Dr.
                                         -------------------------
                                         Long Beach, CA 90807
                                         -------------------------

                              Telephone: 562 427-2666
                                         -------------------------
                              Facsimile: _________________________

                                      13.